PARKER ANNOUNCES APPROVAL FOR LISTING ON THE NYSE

Houston, Texas (March 29, 2019) — Parker Drilling Company (“Parker” or the “Company”) today announced that its common stock has been approved for listing on the NYSE. Parker expects that the common stock will begin trading on NYSE on or around April 3, 2019. The trading symbol for the common stock is “PKD,” which is the same trading symbol used for the Company’s common stock when it was listed previously on the NYSE.

"The relisting of our new common stock on the NYSE is another important step in our overall restructuring and efforts to deliver future value to our common stockholders," said Gary Rich, President and Chief Executive Officer. "We believe the NYSE relisting will result in an expanded institutional and retail shareholder base and increased capital markets exposure.

“With our strengthened capital structure and the firm commitment of our board of directors, employees, and service providers, we look forward to delivering value to all of our stakeholders,” Rich concluded.

CAUTIONARY STATEMENT ON FORWARD LOOKING STATEMENTS

This press release contains certain statements that may be deemed "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts addressing activities, events or developments the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
About Parker Drilling
Parker Drilling provides drilling services and rental tools to the energy industry. The Company's Drilling Services business serves operators through the use of Parker-owned and customer-owned rig fleets in select U.S. and international markets, specializing in remote and harsh environment regions. The Company's Rental Tools Services business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.
Contact:
Nick Henley
Director, Investor Relations
(+1) (281) 406-2082
nick.henley@parkerdrilling.com